                                                                  Exhibit (a)(2)

                      HIGH EQUITY PARTNERS L.P. - SERIES 86
                              LETTER OF TRANSMITTAL

          THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 22, 1999 (the "Expiration Date") UNLESS EXTENDED.

================================================================================

      To participate in the Offer, a duly executed copy of this Letter of Transmittal, all certificates representing the undersigned's interest in units of limited partnership tendered hereby (the "Certificates") and any other documents required by this Letter of Transmittal must be received by the Purchaser (as defined below) on or prior to the Expiration Date. Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth below does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Limited Partner. Please use the pre-addressed envelope provided.

      This Letter of Transmittal is to be completed by limited partners ("Limited Partners") of High Equity Partners L.P. - Series 86 (the "Partnership") pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Offer to Purchase, dated November 24, 1999 (the "Offer to Purchase"), made by Millennium Funding III LLC, a Delaware limited liability company.

               PLEASE READ CAREFULLY THE ACCOMPANYING INSRUCTIONS

  For information or assistance in connection with the offer or the completion of this Letter of Transmittal, please contact the Information Agent at (800) 223-2064.

(Please indicate changes or corrections to the name, address and Tax Identification Number printed below.)

To: Millennium Funding III LLC

      The undersigned hereby tenders all of its units of limited partnership interest in the Partnership as set forth above (together with the Certificates, the "Units") to Millennium Funding III LLC, a Delaware limited liability company (the "Purchaser") for $103.05 cash per Unit, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and this Letter of Transmittal (the "Letter of Transmittal", which, together with the Offer to Purchase and any supplements, modifications or amendments thereto, constitute the "Offer").

      The undersigned recognizes that, under the circumstances described in the Offer to Purchase, the Purchaser will accept Units for payment on a pro rata basis (with adjustments to avoid purchases of certain fractional Units) based upon the number of Units tendered prior to or on the Expiration Date and not withdrawn.

      Subject to and effective upon acceptance for payment of any Units tendered hereby in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to such Units purchased (including the related Certificates) and requests, authorizes and directs the General Partner to substitute the Purchaser as a limited partner of the Partnership in place of the undersigned with respect to such Units. The undersigned hereby irrevocably constitutes and appoints the Purchaser as the Limited Partner's proxy and true and lawful agent and attorney-in-fact of the undersigned with respect to such Units, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest) to deliver such Units and transfer ownership thereof on the Partnership books maintained by the General Partner, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser and upon payment of the purchase price payable by the Purchaser in accordance with the terms of the Offer to Purchase in respect of such Units (the "Purchase Price"), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units, including, without limitation, all voting rights and the right to receive distributions from the Partnership, all in accordance with the Offer. Subject to and effective upon the purchase of any Units tendered hereby, the undersigned hereby requests that the Purchaser be admitted as a "Substitute Limited Partner" under the terms of the Partnership Agreement of the Partnership. Upon the purchase of such Units pursuant to the Offer, all prior proxies and consents given by the undersigned with respect thereto will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).

      The undersigned hereby represents and warrants that the undersigned owns the Units tendered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly tender, sell, assign and transfer, the Units tendered hereby, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, or purchase of the Units tendered hereby.

      The undersigned understands that a valid tender of Units to the Purchaser will constitute a binding agreement upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not accept for payment any Units tendered hereby. If any tendered Units are not purchased for any reason, this Letter of Transmittal shall be effective to transfer to the Purchaser only that number of Units as is accepted and thereby purchased by the Purchaser, and the Certificates (or, if necessary, new certificates) representing such unpurchased Units shall be returned. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, administrators, executors, successors, assigns and trustees in bankruptcy and other legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

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FOR INFORMATION AND ASSISTANCE WITH THE OFFER, PLEASE CALL: (800) 223-2064. For
Units to be validly tendered, Limited Partners should complete and sign this Letter of Transmittal and return it and all other documents required hereby in the self addressed envelope enclosed, or by Hand or Overnight Delivery to:
Georgeson Shareholder Communications Inc. at 17 Street Street, 27th Floor, New York, New York 10004.
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

            BEFORE SIGNING AND RETURNING THIS LETTER OF TRANSMITTAL,
                 PLEASE REFER TO THE ACCOMPANYING INSTRUCTIONS

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                           SIGNATURE BOX (ALL OWNERS)
                   (See Instructions 1, 3 and 4 as necessary)

Please sign exactly as your name is printed on the front of this Letter of Transmittal. For joint owners, each owner must sign. (See Instruction 1.)

The signatory hereto hereby tenders the number of Units indicated in this Letter of Transmittal to the Purchaser pursuant to the terms of the Offer and certifies under penalties of perjury the statements in Box A, Box B, and, if applicable, Box C.

X______________________________________  X______________________________________
      (Signature)                               (Signature)

Tax I.D. Number X________________________________________

Name and Capacity (if other than individuals) ______________(Title)_____________

Address ________________________________________________________________________
                      (city)                           (state)        (zip)

Area Code and Telephone No. (   )______________(Day) (   )____________(Evening)

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                                     BOX A
                               SUBSTITUTE FORM W-9
                           (See Instruction 3 - Box A)

The person signing this Letter of Transmittal hereby certifies the following to the Purchaser of the Units indicated in this Letter of Transmittal under penalties of perjury:

      (i) The Taxpayer Identification Number ("TIN") printed (or corrected) on the front of this Letter of Transmittal is the correct TIN of the Limited Partner, or if this box |_| is checked, the Limited Partner has applied for a TIN. If the Limited Partner has applied for a TIN, a TIN has not been issued to the Limited Partner, and either: (a) the Limited Partner has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Limited Partner intends to mail or deliver an application in the near future (it being understood that if the Limited partner does not provide a TIN to the Purchaser within sixty (60) days, 31% of all reportable payments made to the Limited Partner will be withheld until the TIN is provided to the Purchaser); and

      (ii) Unless this box |_| is checked, the Limited Partner is not subject to backup withholding either because the Limited Partner: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Limited Partner is no longer subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Limited Partner is no longer subject to backup withholding.

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                                      BOX B
                                FIRPTA AFFIDAVIT
                           (See Instruction 3 - Box B)

      Under Section 1445(c)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interest plus cash or cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Limited Partner's interest in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

      (i) Unless this box |_| is checked, the Limited Partner, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the Limited Partner's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed (or corrected) on the front of this Letter of Transmittal; and (iii) the Limited Partner's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on this Letter of Transmittal. If a corporation, the jurisdiction of incorporation is ___________.

      The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment or both.

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                                     BOX C
                               SUBSTITUTE FORM W-8
                               (See instruction 4)

      By checking this box |_|, the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Limited Partner is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Limited Partner:

      (i) Is a nonresident alien individual or a foreign corporation, partnership, estate or trust;
      (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and
      (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

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

                     The Information Agent for the offer is:

                    GEORGESON SHAREHOLDER COMMUNICATIONS INC.

                          By Mail or Overnight Courier:
                                 17 State Street
                                   27th Floor
                            New York, New York 10004

                          For Information please call:
                            TOLL FREE (800) 223-2064

                    AFFIDAVIT OF LOSS AND INDEMNITY AGREEMENT
                      (IF REQUIRED - SEE INSTRUCTION NO. 5)
           TO BE COMPLETED ONLY IF YOU CANNOT LOCATE YOUR CERTIFICATES

The undersigned person(s) hereby represents, warrants, acknowledges and agrees under penalty of perjury as follows:

      I am the lawful owner of Certificate(s) representing the number of Units referred to in the Letter of Transmittal (the "Letter of Transmittal") executed by me in connection with the Offer to Purchase Units by Millennium Funding III LLC (the "Purchaser"), dated November 24, 1999. The Certificate(s) has (have) not been endorsed, cashed, negotiated, transferred, assigned, or otherwise disposed of. I have made a diligent search for the Certificate(s) and have been unable to find it (them), and make this Statement to the Purchaser, the Partnership and the general partners thereof for the purpose of inducing the acceptance of tender of the Units without surrender of the Certificate(s), and hereby agree to surrender the Certificate(s) for cancellation should I at any time find the Certificate(s). In consideration of the proceeds of tendering the Units and the Certificate(s), I agree to completely indemnify, protect and save harmless the Purchaser, the Partnership, the general partners thereof, the Depositary, and each of their respective agents and affiliates, and any other party to the transaction (collectively, the "Obligees") from and against all loss, costs and damages, including, without limitation, court costs and attorneys' fees, which they may be subject to or liable for in respect of the cancellation and replacement of the Certificate(s), and the distribution of the proceeds of the Certificate(s). The rights accruing to the Obligees under the preceding sentences shall not be limited by the negligence, inadvertence, accident, oversight or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred.

Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Letter of Transmittal.

x_____________________________________   Address:_______________________________
 Signature of Limited Partner - Date

______________________________________   _______________________________________
Printed name of Limited Partner - Date              (Include zip code)

                                         (The address provided above must be the
                                         registered address of the Limited
                                         Partner.)

x_____________________________________
 Signature of Limited Partner - Date

______________________________________   _______________________________________
Printed name of Limited Partner - Date   Telephone (Day)

______________________________________   _______________________________________
Printed name of Limited Partner - Date   Telephone (Evening)

______________________________________
       Capacity (Full Title)

                                  INSTRUCTIONS
              Forming Part of the Terms and Conditions of the Offer

1.    SIGNATURE AND DELIVERY OF REQUIREMENTS

      Individual and Joint Owners - Signature Requirements. After carefully reading and completing this Letter of Transmittal, in order to tender your Units, Limited Partner(s) must sign at the "X" in the Signature Box. The signature(s) must correspond exactly with the name printed (or corrected) on the front of this Letter of Transmittal without any change whatsoever.
      Note: For Units held in a custodial account, the beneficial owner should sign in the Signature Box. If the Units are registered in the names of two or more joint holders, all such holders must sign this Letter of Transmittal.

      Trustees, Corporations and Fiduciaries - Signature Requirements. Trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partner of a partnership or other persons acting in a fiduciary or representative capacity must sign at the "X" in the Signature Box. Signatories should indicate their title when signing and must submit proper evidence satisfactory to the Purchaser of their authority to act.

      Delivery Requirements. For Units to be validly assigned, a properly completed and duly executed copy of this Letter of Transmittal, any and all Certificates, together with any other documents required by this Letter of Transmittal, must be received by the Purchaser prior to or on the Expiration Date. To ensure receipt of this Letter of Transmittal, along with any and all Certificates, it is suggested that you use overnight courier delivery or, if this Letter of Transmittal is to be delivered by U.S. Mail, you use certified or registered mail, return receipt requested. All Letters of Transmittal should be addressed as follows:

      By Mail or Overnight Courier:    Georgeson Shareholder Communications Inc.
                                       17 State Street
                                       27th Floor
                                       New York, New York  10004

      For Additional Information Call: (800) 223-2064

Documentation

      Deceased Owner -                  Copy of Death Certificate. If other than
                                        a Joint Tenant, see also
                                        Executor/Administrator/Guardian below.

      Deceased Owner (Other) -          See Executor/Administrator/Guardian (a)
                                        below.

      Executor/Administrator Guardian - (a) Send copy of Court Appointment
                                        Documents; and (b) a copy of applicable
                                        provisions of Will (Title Page, Executor powers asset distributions); or (c) Estate distribution documents.

      Attorney-in-fact -                Power of Attorney.

      Corporate/Partnerships -          Resolution(s) of Board of Directors or
                                        other evidence of authority to so act.

      Trust/Pension Plans -             Cover pages of the trust or plan, along
                                        with the trustee(s) section and/or
                                        amendments or resolutions of the above
                                        to prove authority to so act.

2. TRANSFER TAXES. The Purchaser will pay or cause to be paid all transfer taxes, if any, payable in respect of Units accepted for payment pursuant to the Offer.

3. U.S. PERSONS. A Limited Partner who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "United States persons") as those terms are defined in the Internal Revenue code and Income Tax Regulations, should complete the following:

Box A -Substitute Form W-9. In order to avoid 31% federal income tax backup withholding, the Limited Partner must provide to the Purchaser the Limited Partner's correct Taxpayer Identification Number ("TIN") and certify, under penalties of perjury, that such Limited Partner is not subject to such backup withholding. The TIN that must be provided on the Substitute W-9 is that of the registered Limited Partner as printed (or corrected) on the front of this Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Limited Partner being subject to backup withholding. Certain Limited Partners (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS. NOTE: The correct TIN for an IRA account is that of the Custodian (not the individual Social Security number of the beneficial owner).

      Box B - FIRPTA Affidavit. To avoid potential withholding of tax pursuant to section 1445 of the Internal Revenue Code, each Limited Partner who or which is a United States Person (as defined in Instruction 4 above) must certify, under penalties of perjury, the Limited Partner's TIN and address, and that the Limited Partner is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

4. BOX C - FOREIGN PERSONS. In order for a Limited Partner who is a foreign person (i.e., not a United States person as defined in 3 above) to qualify as exempt from 31% backup withholding, such foreign Limited Partner must certify, under penalties of perjury, the statement in BOX C of this Letter of Transmittal attesting that foreign person's status by checking the box preceding such statement. Unless such box is checked, such foreign person will be subject to withholding tax under Section 3406 of the Code.

5. AFFIDAVIT OF LOSS AND INDEMNITY AGREEMENT. If the Limited Partner is unable to locate any of the Certificates representing Units to be tendered, the Limited Partner must complete and sign an Affidavit of Loss and Indemnity Agreement.

6. ADDITIONAL COPIES OF OFFER TO PURCHASE AND LETTER OF TRANSMITTAL. Request for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from Georgeson Shareholder Communications Inc. by calling (800) 223-2064.

                                                                  Exhibit (a)(3)

                           Millennium Funding III LLC
                  c/o Georgeson Shareholder Communications Inc.
                                 17 State Street
                            New York, New York 10004

                                November 24, 1999

Re: Offer to Purchase Units of Limited Partnership Interest in
    High Equity Partners L.P. - Series 86

Dear Limited Partners:

In accordance with a court-approved settlement of a class action and derivative litigation involving High Equity Partners L.P. - Series 86 (your "partnership"), we are offering to acquire up to 39,596 units of limited partnership interest in your partnership for $103.05 per unit in cash. Enclosed for your review and consideration are documents relating to our offer to purchase your units.

The general partners of your partnership are our affiliates. As a result of this affiliation, your partnership has indicated that it is remaining neutral and making no recommendation as to whether its limited partners should tender their units in response to our offer. Limited partners are urged to read our offer to purchase and the related materials and the enclosed Schedule 14D-9 carefully and in their entirety before deciding whether to tender their units.

To accept our offer, complete the enclosed letter of transmittal and return it to us on or prior to December 22, 1999. Any questions, requests for additional information, or requests for assistance should be made to us at (800) 223-2064.

You should evaluate our offer based on your own particular financial circumstances. Our offer contains numerous terms and conditions that you should review before making a decision, including certain risk factors that are summarized on the first page of our offer to purchase. We suggest that you review our offer to purchase with your personal financial and tax advisors.

Sincerely,

Millennium Funding III LLC